Exhibit 99.1

Ramaco Resources, Inc. Announces the Entry into a Non-Binding
Memorandum of Understanding with REalloys, Inc.

LEXINGTON, KY, May 28, 2026/PRNewswire/Ramaco Resources, (NASDAQ: METC, METCB) (“Ramaco”) announces that it has entered into a non-binding memorandum of understanding with REalloys Inc. (NASDAQ: ALOY), an Ohio-based rare earth company, to establish a strategic relationship to complete due diligence and finalize an offtake agreement aimed at bolstering America’s domestic rare earth and permanent magnet supply chain.

The MOU contemplates that Ramaco would provide REalloys with a supply of Mixed Rare Earth Carbonate (MREC) from Ramaco’s exploratory rare earth and critical minerals project in Wyoming. REalloys would then perform separation of the Ramaco feedstock into various rare earth oxides at its Saskatchewan Research Council (SRC) facility. The MOU also contemplates that Ramaco would supply its own separated scandium oxide from its Brook Mine critical mineral refinery for alloy metallization at REalloys’ Euclid, Ohio facility.

“Ramaco is proud to pursue a future partnership with REalloys to supply domestically sourced mixed rare earth carbonates and scandium oxide that could underpin a resilient, ex-China permanent magnet supply chain,” said Randall Atkins, Chairman and CEO of Ramaco Resources. “We are progressing to position the Brook Mine to potentially deliver both reliable MREC feedstock tailored to REalloys’ SRC separation facilities as well as our own scandium oxide for REalloys’ metallization process.”

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About Ramaco Resources

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and exploring a coal, rare earth and other critical minerals project in Wyoming. The Company's executive offices are located in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one coal mine and rare earth element and other critical mineral exploration stage property near Sheridan, Wyoming (the "Brook Mine"). The Brook Mine remains an exploration stage property, and no assurance can be given that it will be successfully developed into a commercial scale mine or that any inferred mineral resources estimated will be converted into higher confidence mineral resources or eventually mineral reserves. Contiguous to the Brook Mine, the Company operates a carbon research facility related to the potential production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of more than 70 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

Contact:

Jason Fannin, Ramaco Resources

Jason.Fannin@ramacoresources.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to future production volumes and sales, anticipated capital expenditures, expected demand for metallurgical coal, the development and commercialization of the Brook Mine rare earth and critical mineral project, projected operating costs and margins, and the Company's financial guidance and outlook. These forward-looking statements represent Ramaco Resources' expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources' control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully increase production at our existing met coal complexes in accordance with the Company's growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company's ability to successfully develop the exploratory Brook Mine rare earth and critical mineral project, including whether the Company's exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the inferred mineral resources estimated at Brook Mine will be converted into higher confidence mineral resources and eventually mineral reserves in the future. Rare earth and critical minerals are a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth and other critical mineral capabilities.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources' filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources' SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.